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                                 KUTAK ROCK LLP

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                              www.kutakrock.com                   PASADENA
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                                                                   Exhibit 8.01




                                  April 6, 2001

Metropolitan Mortgage & Securities Co., Inc.
601 West First Avenue
Spokane, Washington  99201-5015

         Re:   Material Federal Income Tax Issues

Ladies and Gentlemen:

         We have acted as special tax counsel to you in connection with the filing of a registration statement on Form S-2, including a related Prospectus, under the Securities Act of 1933, as amended (the "Act"), to which this opinion is attached as an exhibit. The registration statement will be filed with the Securities and Exchange Commission (the "Commission") in connection with a proposed offering by the Company of up to $100,000,000 in principal amount of its Investment Debentures, Series III and Series III-A (the "Notes"). Such registration statement, as amended, and the Prospectus on file with the Commission at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

         The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (the "Regulations") and interpretations thereof by the Internal Revenue Service (the "Service") and the courts having jurisdiction over such matters, each as of the date hereof. The opinions set forth herein are also based upon certain assumptions and representations described below. There can be no assurance that the Code or the Regulations will not be amended or that interpretations of the Service or the courts will not change in a manner which would preclude us from rendering similar opinions in the future. Moreover, any such changes in the Code, the Regulations or the interpretations thereof may have retroactive effect.

         These opinions further depend upon the facts and circumstances surrounding your operations and the issuance of the Notes and upon certain assumptions. In particular, we have assumed that the Notes will be characterized as debt for federal income tax purposes. Moreover, we have assumed that the Notes will be issued as described in the Registration Statement. In the event such matters differ from your representations concerning the foregoing or the descriptions of operations or the issuance of the Notes set forth in the Registration Statement and the

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KUTAK ROCK LLP

Metropolitan Mortgage & Securities Co., Inc.
April 6, 2001
Page 2


Prospectus or if such assumptions are invalid, our conclusions could differ from those set forth herein.

         In connection with rendering the opinions set forth herein, we have examined and relied upon such documents as we believe necessary, including, but not limited to, the Registration Statement and the Prospectus.

         In rendering the opinions set forth herein, we have assumed the authenticity of all original documents, the accuracy of copies and the genuineness of signatures, and that the forms of documents supplied to us are substantially identical to those documents which will be executed by you or for your benefit. In this regard, you should note that we have reviewed only those documents which appeared relevant to the opinions set forth herein and have not undertaken a review of any other documents or matters. In addition, we have not independently verified any of the information described in the foregoing documents or in the following representations.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming: (i) that the Registration Statement has become effective under the Act; (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Notes as specified in the Prospectus; and (iii) that the Notes are issued for cash as described in the Prospectus, we are of the opinion that the discussion set forth in the section of the Registration Statement entitled "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" is a true and accurate discussion of applicable provisions of the Code and fairly summarizes the material federal income tax considerations associated with the offering of the Notes.

         The opinions set forth herein are rendered only to you and are solely for your benefit. Please be advised that we have rendered no opinion, except as expressly set forth above, with regard to any other federal income tax or other tax issue associated with you or the Notes. In particular, we disclaim any opinion with regard to the federal income tax characterization of the Notes. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                        Very truly yours,

                        /s/ Kutak Rock LLP

                        Kutak Rock LLP



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